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                                                                Exhibit 99.314

7.2.4    Adjustment Bids Will Be Used by the ISO to Manage Congestion.

7.2.4.1  USES OF ADJUSTMENT BIDS BY THE ISO.

7.2.4.1.1 The ISO shall use the Adjustment Bids, in both the Day-Ahead Market and the Hour-Ahead Market, to schedule Inter-Zonal Interface capacity to those Scheduling Coordinators which value it the most and to reflect the Scheduling Coordinators' implicit values for Inter-Zonal Interface capacity. 7.2.4.1.2 The Adjustment Bids will be used by the ISO to determine the marginal value associated with each Congested Inter-Zonal Interface.

7.2.4.1.3         [Not used]

7.2.4.1.4 THE ISO SHALL ALSO USE THE ADJUSTMENT BIDS (IN ADDITION TO OTHER RESOURCES), IN THE ISO'S REAL TIME SYSTEM OPERATION, FOR INTRA-ZONAL CONGESTION MANAGEMENT AND TO DECREMENT GENERATION IN ORDER TO ACCOMMODATE RELIABILITY MUST-RUN GENERATION WHICH THE ISO REQUESTS UNDER RELIABILITY MUST-RUN CONTRACTS.